Press Release

Exhibit 99.2

ACUITY BRANDS
DECLARES QUARTERLY DIVIDEND

ATLANTA, March 30, 2012 - The Board of Directors of Acuity Brands, Inc. (NYSE: AYI; "Company") today declared a quarterly dividend of 13 cents per share.  The dividend is payable on May 1, 2012 to shareholders of record on April 17, 2012.
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world's leading providers of lighting solutions for both indoor and outdoor applications. With fiscal year 2011 net sales of $1.8 billion, Acuity Brands employs approximately 6,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The company's lighting solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Tersen®, Sunoptics®, Sensor Switch®, Lighting Control & Design™, Synergy® Lighting Controls, Pathway Connectivity™, Dark to Light®, ROAM®, RELOC® Wiring Solutions, and acculamp®.

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Contact(s):
Dan Smith
dan.smith@acuitybrands.com
(404) 853-1423